Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is entered into as of this 13th day of April 2007 (the “Effective Date”), by and between Crdentia Corp., a Delaware corporation (“Crdentia”) and Dawson James Securities, Inc. (“Dawson”) (Crdentia and Dawson collectively referred to herein as the “Parties”).

WHEREAS, Crdentia and Dawson entered into a selling agreement (the “Selling Agreement”) on October 5, 2005, pursuant to which Dawson agreed to raise capital for Crdentia by selling Crdentia’s offering of common stock; and

WHEREAS, Dawson agreed to sell for Crdentia a certain quantity of units of stock as reflected in the Selling Agreement, and the parties agreed that Dawson would be paid a certain commission in exchange for its services as reflected in the Selling Agreement; and

WHEREAS, a dispute arose between the Parties involving the Selling Agreement; and

WHEREAS, Dawson has filed suit in an action styled, Dawson James Securities, Inc., a Florida corporation, vs. Crdentia Corp, a Delaware corporation, Case No: 50-2006CA-001708-XXXX-MB AH, in the Circuit Court of the 15th Judicial Circuit, in and for Palm Beach County, Florida, concerning the issues raised by the existence of the Selling Agreement and the Parties’ respective performance thereunder, along with Dawson’s equitable claims concerning the amounts Dawson claims it was due for its services (the “Litigation”); and

WHEREAS, The Parties are desirous of settling and disposing of all claims, which were brought or could have been brought between the Parties in the Litigation; and are desirous of releasing and eliminating any liability that they may have to one another of any nature whatsoever including but not limited to such arising out of or in anyway relating to the described Selling Agreement, as well as any other warranty or representation therein contained or in any related agreements or documents, and all claims arising by applicable statutes or otherwise at common law.

NOW, THEREFORE, in order to resolve the issues raised or that could have been raised in the Litigation and to effectuate a full release of the Parties as hereinafter further described from one another, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Consideration.  Crdentia shall make the following payment in accordance with the following provisions:

(a)           Within ten (10) business days from the execution of this Settlement Agreement, Crdentia shall issue to Dawson, FOUR HUNDRED THOUSAND (400,000)

shares of Common Stock (the “Shares”), par value $0.001 per share, of Crdentia (the “Stock Consolidation”).

2.             Dawson shall immediately dismiss all claims against Crdentia with prejudice upon executing this Settlement Agreement or as soon as practicable thereafter with each party to bear their own attorney’s fees and cost. Further, except in connection with enforcement of this Settlement Agreement and/or the Registration Rights Agreement, Dawson and Crdentia shall not pursue any new litigation or claims against each other concerning the general subject matter of the Litigation.

3.             Registration Rights.  Concurrently with the execution of this Settlement Agreement, the Parties have entered into a registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) with respect to the shares of Common Stock that comprises the Stock Consideration.

4.             Mutual Release of Claims.

(a)           Dawson hereby agrees for the benefit of Crdentia, and each officer, director, shareholder, agent, representative, affiliate, joint venturer, employee, member, partner, attorney, heir, assign, executor, spouse, administrator, insurer, predecessor and successor, past and present, of Crdentia (each such person being a “Released Crdentia Party” and all such persons being “Released Crdentia Parties”), as follows. Except for the obligations set forth in this Settlement Agreement as well as in the Registration Rights Agreement, Dawson, for themselves and for their members, partners, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the Effective Date, they forever fully release and discharge each Released Crdentia Party of, and hold each Released Crdentia Party harmless from, any and all rights, claims, warranties, demands, debts, duties, obligations, liabilities fixed or contingent, costs, attorneys’ fees, damages, expenses, snits, liens, losses and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, existing or potential, arising or occurring any time or period of time on or prior to the date of the execution of this Settlement Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions), including, without limitation, any Claims arising under or in connection with the Selling Agreement dated October 5, 2005. Dawson acknowledges that it may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to all or any portion of the Claims, and Dawson agrees that in such event, this release shall nonetheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

(b)           Crdentia hereby agrees for the benefit of Dawson, and each officer, director, shareholder, agent, representative, affiliate, joint venturer, employee, partner, member, attorney, heir, assign, executor, administrator, insurer, predecessor and successor, past and present, of Dawson (each such person being a “Released Dawson Party” and all such persons being “Released Dawson Parties”), as follows. Crdentia, for themselves and for their members, partners, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the

Effective Date, they hereby acknowledge full and complete satisfaction of, and covenants not to sue, and forever fully release and discharge each Released Dawson Party of, and hold each Released Dawson Party harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspcctcd, existing or potential, arising or occurring any time or period of time on or prior to the date of the execution of this Settlement Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions). Crdentia acknowledges that it may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to all or any portion of the Claims, and Crdentia agrees that in such event, this release shall nonetheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

(c)           The undersigned understand and agree that the Claims released by the Parties pursuant to Sections 4(a) and (b) above include not only those Claims presently known to Dawson and Crdentia but also include all unknown or unanticipated Claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. Dawson and Crdentia understand that they may hereafter discover facts different from what they now believe to be true, which if known, could have materially affected this Release of Claims, but they nevertheless waive any Claims or rights based on different or additional facts.

5.             Default and Remedies.  In the event Crdentia fails to comply with any term or provision of this Settlement Agreement or the Registration Rights Agreement, then, in that event, in addition to any other rights or remedies which Dawson may have, Dawson shall be entitled, upon five (5) calendar days’ notice to Crdentia, to move for an immediate final judgment against Crdentia for damages in the amount of $250,000.00. Any such Motion to Enforce Settlement And For Damages may be brought on the Court’s earliest motion calendar, and the motion shall be deemed sufficient if merely signed by the attorney for Dawson and accompanied by an Affidavit of Default. Crdentia waives any and all defenses to such motion except strict compliance with this Settlement Agreement and the Registration Rights Agreement. Crdentia further waives an evidentiary hearing on Dawson’s motion unless Crdentia files an Affidavit Opposing Default prior to the scheduled hearing on the motion in which Crdentia attests, under oath, that it has strictly complied with this Settlement Agreement and the Registration Rights Agreement. Upon the filing of a Registration Statement with the U.S. Securities and Exchange Commision by Crdentia, which includes the Shares, and provided that the Shares are not removed from the Registration Statement for any reason, this Default and Remedies Clause shall terminate.

Dawson shall he entitled to recover all of its attorneys’ fees and costs incurred in any proceeding whatsoever related to the obtaining, enforcement, registration, collection, post-judgment or appeal of a final judgment related to this Settlement Agreement and/or the Registration Rights Agreement.

6.             No Action or Charges.  Each of the Parties acknowledges and agrees that it has no pending lawsuit, administrative charge or complaint against the other or any of the other releasees specified above, in any court or with any governmental agency. Each of the Parties also agrees that, to the extent permitted by law, such Party will not allow any lawsuit, administrative charge or complaint to be pursued on its behalf. Each of the Parties further agrees that it will not participate, cooperate or assist in any litigation against any of the releasees set forth above in any manner, except the extent required by law. If either of the Parties is lawfully subpoenaed by a court in a manner relating to the matters released above, it agrees to provide the other Party with written notice of such a subpoena within five (5) days of receipt.

7.             No Assignment or Transfer of Claims.  Each of the Parties represents and warrants that it has not hereto for assigned, transferred or purported to assign or transfer to any other person or entity any rights, Claims or causes of actions herein released and discharged and no other person or entity has any interest in the matters here and released and discharged. Furthermore, each of the Parties shall indemnify and hold the other and all persons or entities released herein harmless from and against any and all rights, Claims or causes of actions which have been assigned or transferred contrary to the foregoing representations, or in violation of all foregoing warranties, and shall hold such persons or entities harmless from any and all loss, expense and/or liability arising directly or indirectly out of the breach of any of the foregoing representations or warranties.

8.             No Admission of Liability.  This Settlement Agreement is a compromise in settlement of disputed Claims being released herein, and therefore this Settlement Agreement does not constitute an admission of liability on behalf of either of the Parties or any of the releasees, are an admission, direct or by implication that either of the Parties or any of the releasees has violated any law, rule, regulation, policy or contractual right or other obligation owed to any Party. Each of the Parties specifically denies all allegations of improper or unlawful conduct. Each of the Parties intends merely to avoid litigation.

9.             No External or Prior Representations.  Each of the Parties represents and warrants that such Parties are not relying, and has not relied, on any representations or statements, verbal or written, made by any other party or any other releasees hereto with regard to the facts involved in this controversy in regard to any such Parties’ rights or asserted rights arising out of alleged Claims or the execution and terms of this Agreement, except as provided herein. Each of the Parties has consulted with an attorney regarding the terms of this Settlement Agreement and has entered into this Settlement Agreement freely, willingly and without coercion or duress.

10.           Investment Representations.

(a)           This Settlement Agreement is made in reliance upon Dawson’s representation to Crdentia, which by their acceptance hereof Dawson hereby confirms, that the Stock Consideration to be received by Dawson will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Dawson has no present intention of selling, granting participation in, or otherwise distributing the same. Dawson also represents and warrants that it has sufficient business and financial experience to enable it to protect its own interests in connection with the issuance of the Stock Consideration hereunder.

(b)           Dawson is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). Dawson believes that it has received all the information it considers necessary or appropriate for deciding whether to accept the Stock Consideration. Dawson further represents that it has had an opportunity to ask questions and receive answers from Crdentia regarding the business, properties, prospects and financial condition of Crdentia.

(c)           Dawson understands that the Stock Consideration it is accepting hereunder is characterized as “restricted securities” under the federal securities laws inasmuch as it is being acquired from Crdentia in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Dawson represents that it is familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act. Dawson understands that the Stock Consideration has not been registered under the Act and has not been registered or qualified in any state in which it is offered, and thus Dawson will not be able to resell or otherwise transfer the Stock Consideration unless it is registered under the Act, or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

(d)           It is understood that the certificate(s) evidencing the Stock consideration shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

11.           Binding.  This Settlement Agreement shall be binding upon the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

12.           Severability.  If any of the provisions in this Settlement Agreement are determined to be invalid by a court, arbitrator, or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein.

13.           Counterparts.  The Parties hereto may execute faxed copies of this Settlement Agreement, and exchange such executed copies via facsimile. Either party may demand that the other party execute original copies at a future date, and such demand may be sought to be enforced by specific performance. Notwithstanding the foregoing, it shall be no defense to the enforcement of this Settlement Agreement that the “original” Settlement Agreement is not produced, and all Parties waivt: “best evidence” objections with regard to this Settlement Agreement. In addition, two or more duplicate originals of this Settlement Agreement may be signed by the Parties hereto, each of which shall be an original, but all of which together shall constitute one and the same instrument.

14.           Survival.  The representations, warranties and covenants of the Parties hereto shall survive the execution of this Settlement Agreement and the payment of the Settlement Consideration.

15.           Entire Agreement; Modification.  This Settlement Agreement constitutes the entire understanding among the Parties and supersedes all prior or contemporaneous written or oral statements, agreements, understandings and/or negotiations regarding the subject matter herein. This Settlement Agreement may not be modified or amended in any way without the express written consent of the Parties.

16.           Fees and Expenses.  Except as set forth in this Settlement Agreement and the Registration Rights Agreement, each Party shall bear its own fees and expenses in connection with this Settlement Agreement.

17.           Governing Law.  This Settlement Agreement is to be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties. In addition, each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the jurisdiction of the State of Florida in the event any dispute arises out of this Settlement Agreement or the transactions contemplated by this Settlement Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Settlement Agreement or the transactions contemplated by this Settlement Agreement in any court other than the Circuit Courts of the State of Florida, and each of the parties irrevocably waives the right to trial by jury, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in the Circuit Courts of the State of Florida, and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice.

18.           Notices.  All notices, requests, Claims, demands and other communications under this Settlement Agreement shall be in writing and shall be deemed given (i) upon personal delively, (ii) one (1) Business Day after being sent via a nationally recognized overnight courier service if overnight courier service is requested or (ii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, or (iii) immediately if sent via email in each case at the addresses, fax numbers or email addresses (or at such other address, fax number or email address for a party as shall be specified by like notice) set forth below:

If to Crdentia, to:

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

Attention:	Chief Executive Officer
Facsimile:	972-392-2722
Email:	jkaiser@crdentia.com

with copies to:

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92 130

Attention:	Steven G. Rowles, Esq.
Facsimile:	858-523-28 10
Email:	srowles@mofo.com

If to the Dawson, to:

with copies to:

Blank Rome LLP

1200 N. Federal Highway, Suite 417

Boca Raton, Florida 33432

Attn:  Bruce C. Rosetto, Esq.

Facsimile:  (561) 417-8101

Email:  rosetto@blankrome.com

IN WITNESS WHEREOF, the Parties hereto have duly executed this Settlement Agreement as of the date first written above.

Crdentia Corp.

By	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman

Dawson James Securities, Inc.

By	/s/ Robert D. Keyser Jr.
Name:	Robert D. Keyser Jr.
Title:	CEO